UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2024

RiverNorth Capital and Income Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

811-23067	32-0472699
(Commission File Number)	(IRS Employer Identification No.)
360 South Rosemary Avenue, Suite 1420 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(312) 832-1440

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RSF	New York Stock Exchange
5.875% Series A Term Preferred Stock	RMPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In anticipation of the events described in Item 8.01 below, the RiverNorth Capital and Income Fund, Inc.’s (the “Fund”) 5.875% Series A Term Preferred Stock (the “Series A Preferred Stock”) (NYSE: RMPL) will be suspended from the New York Stock Exchange (“NYSE”) before market open on the anticipated redemption date of October 31, 2024. A Form 25 will be filed with the Securities and Exchange Commission (“SEC”) to effect the withdrawal of the listing of the Series A Preferred Stock from the NYSE.

ITEM 8.01 OTHER EVENTS

On September 4, 2024, the Fund announced (the “Prior Announcement”) the redemption of all 1,656,000 outstanding shares of its Series A Preferred Stock. The Prior Announcement had noted an anticipated redemption date of October 4, 2024; however, the Fund has determined that the redemption will occur on October 31, 2024 (the “Redemption Date”). The Series A Preferred Stock redemption price is estimated to be $25.31 per share of Series A Preferred Stock, which is equal to the liquidation preference of $25.00 per share plus $0.31 per share representing estimated accrued and unpaid dividends to the Redemption Date. The Fund has filed a notice of its intention to redeem the Series A Preferred Stock with the SEC.

The press release announcing the redemption and delisting of the Series A Preferred Stock is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated September 30, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RiverNorth Capital and Income Fund, Inc.

By:	/s/ Patrick W. Galley
Name:	Patrick W. Galley
Title:	President

Date: October 1, 2024